EXHIBIT (10.33) - SHANDONG PROVINCE AGREEMENT

                             ( English Translation )


                              COOPERATION AGREEMENT



Party  A:         Ministry of Education
                  ShanDong Province

Party B:          Beijing Tengtu TianDi Network Co. Ltd.


         Based on the foundation of the already signed Memorandum of Intent regarding the cooperation framework between the Audio / Visual Education Department under the Ministry of Education of the ShanDong Province and Beijing Tengtu Co. , both Parties have now reached the following agreement on the establishment of the ShanDong Province Educational Information Network and the implementation of the " School-To-School Connection - Phase I " project.

Agreement # 1 : Definition

1.       "School-To-School Connection  Phase I " Project

Under the Agreement, all the elementary / secondary schools under Party A shall be connected with the Morning Sun Resources Center of the National Center for Audio / Visual Education under the Ministry of Education through the Satellite-Based Broadband Educational Network.

2.       Main-Trunk Network of the ShanDong Province Educational Information
         Network

This Main-Trunk Network is formed by 4-level Centers : the Provincial Educational Information Center, Regional Node-Center, City-Level Educational Information Center, and the County-Level Educational Information Center, thus realizing broadband connection for these 4-level Centers. Upon completion of the establishment of the Main-Trunk Network, it is then able to fully support educational system office automation, educational information dissemination on the network, and mutual sharing of various types of educational resources.

Agreement # 2 : Cooperation Items

1. Parties A and B shall jointly set up the technical specifications and system commissioning standards in order to fully support the establishment of the ShanDong Province Educational Information Network and its associated educational resources.

2. Parties A and B shall jointly implement the " School-To-School Connection - Phase I " Project in order to provide the Information Technology ( IT ) educational environment for the elementary / secondary schools in ShanDong Province.

Agreement # 3 : Rights and Responsibilities of Party A

1. Responsible for stipulating the related policies and implement associated procedures to encourage all regions to establish the various levels of educational information centers according to the technical standards and timescales set up by both Parties.

2.       Responsible for coordinating with all the Connection Channel Providers.

3. Promises to utilize Party B's investment reasonably and efficiently; and accept the supervision of the utilization of funding by Party B.

4. Promises to allow Party B to act as the strategic partner of the "School-To-School Connection Phase I" Project for the ShanDong Province.

5. Responsible for the unified management of the operation of the ShanDong Province Educational Information Network.

6. Jointly stipulate with Party B the redeemable resources utilization policy and standard.

7. Resources will be provided on redemption and downloaded with authorization.

8. In order to guarantee that Party B is able to redeem its investment, Party A shall request all the elementary / secondary schools in the Province to gradually connect to the Broadband Satellite Network and the Main-trunk Network of the ShanDong Province Educational Network.

9. Implements positive measures to encourage and support all the elementary / secondary schools in ShanDong Province to use Party B's educational software jointly promoted by the Ministry of Education and Party B under " Operation Morning Sun " .

10. To complete the implementation of the " School-To-School Connection Phase I " project for at least 1,000 elementary / secondary schools within the period from July 1 to September 30, 2001.

11. To complete the " School-To-School Connection Phase I " project associated with at least 5,000 elementary / secondary schools before the end of the calendar year 2001.

12. To complete the implementation of the "School-To-School Connection Phase I " project for approximately 12,000 elementary / secondary schools before the calendar year 2002.

13. Set up a "School-To-School Connection Phase I" Project Implementation Leading Group, with members appointed by both Parties. Under the Leading Group is an Operating Office which will be formed by representatives appointed by both Parties.



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14.      Has the right to evaluate the works performed by Party B and identify any parts deemed unreasonable or unsatisfactory.
Party A shall then help to resolve the problems.

Agreement # 4 : Rights and Responsibilities of Party B

1. The establishment of the Main-trunk Network of the ShanDong Province Educational Network requires the investment of approximately RMB 56-Million. Party B promises to inject the required capital in phases. Before the end of September, 2001, RMB 10-Million shall first be invested mainly for the establishment of the ShanDong Provincial Educational Information Center.

2. To invest an additional RMB 20-Million before December 31, 2001, mainly for the establishment of educational resources. The investment shall be increased by 20 % in proportion each year thereafter. With a view of improving the quality of the educational resources continuously, the resources customers' opinions shall be consulted every 3 months. Should the complaints deemed reasonable, Party B shall resolve the problems together with Party A.

3. To assist Party A to set up plans for the establishment of the ShanDong Province Educational Information Network and the Educational Information Center.

4. Assist Party A to set up the unified system commissioning standards, and assist Party A to commission the various levels of Portals.

5. Before the end of the calendar year 2002, establishment of the City-Level Educational Information Center should be completed at the City under the direct jurisdiction of the ShanDong Province, and more than 50 % of the elementary / secondary schools should have passed the commissioning of the " School-To-School Connection Phase I " Project. Party B shall then furnish RMB 0.5-Million to praise, in the name of Party A, that City. That City shall also be awarded the " Teng Fai Cup ", funded by Party B.

6. Before the end of June, 2003, establishment of the County-Level Educational Information Center should be completed at the County under the direct jurisdiction of the ShanDong Province, and more than 50 % of the elementary / secondary schools should have passed the commissioning of the "School-To-School Connection Phase I" Project. Party B shall then furnish RMB $ 300,000 to praise, in the name of Party A, that County. That County shall also be awarded the " Tu Kiang Cup ", funded by Party B.

7. Provides satellite reception equipment, application software ( See Attachment # 1 ) and associated training , free of charge, to those elementary / secondary schools which have implemented the "School-To-School Connection Phase I " Project ( approximately RMB $ 4,500 for each school ).

8. Has the right to evaluate the works performed by Party A and identify any parts deemed unreasonable or unsatisfactory.
Party B shall then help to resolve the problems.

Agreement # 5 : Revenue

1. Revenue sources from the Resources Utilization Fees paid by the subscribing schools which are connected with the " Morning Sun Resources Center " of the National Center for Audio / Visual Education under the Ministry of Education (see Attachment # 1 for details ).

2. Resources Utilization Fees will be collected by the " Operating Office " as specified in Agreement # 3, Item 12, twice a year, at the first month of each academic term and for the rest of the 6 months at one time.

3. Of the utilization fees collected by Party B, 17 %, 10 %, and 8 % shall be allocated to the County-Level, City-Level and Provincial-Level Educational Information Centers respectively. The remaining 65 % shall be kept by Party B. On completion of redeeming the investment by Party B, the standard of utilization fees collection and the method of distribution of revenue shall then be reviewed and set accordingly.

Agreement # 6 : Terms of Confidentiality

Both Parties shall keep the materials, information and intellectual rights belonging to the opposite Party strictly confidential and shall not leak the same to the third Party.

Agreement # 7 : Changes To And Termination Of Contract

Through mutual consultation by both Parties, changes to or termination of this Agreement shall be made in written form. Should either Party wishes to terminate this Agreement, it shall inform the opposite Party 30 days in advance by writing.

Agreement # 8 : Unpredictable Incidents

Unforeseen, unavoidable and uncontrollable incidents, such as Government order of prohibition, change of law, fire, earthquake, labor strike, turmoil, war, power outage, communication circuits breakdown, etc. which has caused one Party or both Parties unable to implement this agreement,


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the responsibility of infringement of contract can then be exempted. The Party which cannot implement the contract shall inform the opposite Party timely; and shall provide evidence for the unpredictable incidents should it be requested by the opposite Party.

Agreement # 9 : Restriction On Transfer Of Rights and Responsibilities

Without any prior written agreement, either Party shall not transfer its rights and responsibilities endowed by this agreement to the Third Party.

Agreement # 10 :           Resolution of Disputes

Any dispute arises during the implementation of this contract shall initially be resolved through friendly consultation. However, should the consultation fails, both Parties agree that the dispute be arbitrated by the Beijing Arbitration Committee. The verdict by the Arbitration Committee shall be treated as the final verdict.

Agreement # 11 : Effectiveness

1. Any uncompleted matters in this Agreement shall be resolved through friendly consultation by both Parties. Contents and results of the consultation shall appear in separate agreement, notes or attachment. These documents will form part of this Agreement and cannot be segregated; and they all carry equal legal effect as this Agreement after signed and stamped by both Parties.

2. This Agreement is in quadruplicate. Each Party is to retain 2 copies and they all carry equal legal effects.

3. The effective period for this Agreement is from September 1, 2001 through September 1, 2014, and will take effect as from the date that this document is signed and stamped by Party A and Party B.

Party A : Ministry of Education               Party B : Beijing Tengtu TianDi
ShanDong  Province                                        Network Co. Ltd.


Representative : __________________           Representative : _________________




Date  :  __________________________           Date  :  _________________________


Attachment  # 1


"School-To-School Connection Phase I" Project for the Elementary / Secondary Schools in ShanDong Province

                            List of Products and Fees


Category          Product                             Cost
--------          -------                             ----
Product
   1.  Satellite Reception Card
   2.  KU11, 30GHZ, 1 PBI  High Freq. Head
   3.  1 KU1.2M Antenna                                 Free of
   4.  Tengtu Customer End                              Charge
       Application Software
   5.  Tengtu Multimedia Teaching
       Resources Database ( 100 CD )
   6.  Tengtu Satellite Resources Database
        Management System

Authorized1.  160G/Yr. Satellite  Transmitted Teaching     Senior High Schools :
Resources     Resources Contents                               RMB 6,000 / Yr.
Services        2. 400 Hrs/Yr. Distance Learning  Classroom
                      Programs                             Junior High Schools :

                3. 1 Yr. Satellite Channel Fee                 RMB 4,800 / Yr.
                4. Free Satellite Technology Training
                5. Installation                            Elementary Schools  :
                                                               RMB 3,600 / Yr.

Note : 160 G / Yr. Resources ( approximately 300 CD's ) to be donated to authorized schools.



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